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                                                                    Exhibit 23.4


                          Independent Auditors' Consent
                          -----------------------------



To the Stockholders and the Board of Directors of G-Link Express Pte. Ltd.


We consent to the use of our report dated June 28, 2003, with respect to the balance sheet of G-Link Express Pte. Ltd. as of December 31, 2002, and the related statements of income, stockholders' equity and cash flows for the year ended December 31, 2002, incorporated herein by reference.


                                                       /s/ Ho, Sneddon, Chui

Ho, Sneddon, Chui
Certified Public Accountants Limited

Hong Kong
February 5, 2004